                                                                    EXHIBIT 99.5

            FORM OF LETTER TO REGISTERED HOLDERS & DEPOSITARY TRUST
                         LETTER TO REGISTERED HOLDERS &
                                DEPOSITORY TRUST

                         HERBALIFE INTERNATIONAL, INC.

                        LETTER TO REGISTERED HOLDERS AND
                     DEPOSITORY TRUST COMPANY PARTICIPANTS

                         FOR TENDER OF ALL OUTSTANDING
              11 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2010

                                IN EXCHANGE FOR

              11 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2010
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON --, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER MAY BE
WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION
                                     DATE.

To Registered Holders and Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Herbalife International, Inc. a Nevada corporation, to exchange its 11 3/4% Series A Senior Subordinate Notes due 2010 (the "Series A Notes") for a like principal amount of Herbalife's issued and outstanding 11 3/4% Series B Senior Subordinated Notes due 2010 (the "Series B Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the prospectus, dated --, 2002, and the related Letter of Transmittal (which together constitute the "exchange offer").

     Enclosed herewith are copies of the following documents:

          1.  Prospectus dated --, 2002;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3.  Notice of Guaranteed Delivery;

          4. Letter that may be sent to your clients for whose account you hold Series A Notes in your name or in the name of your nominee;

          5. Letter that may be sent from your clients to you with such clients' instruction with regard to the exchange offer (included in item 4. above); and

          6.  Letter to the holders of Series A Notes.

     We urge you to contact your clients promptly. Please note that the exchange offer will expire on the Expiration Date unless extended. The exchange offer is not conditioned upon any minimum number of Series A Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Series A Notes will represent to Herbalife that:

     - the Series B Notes acquired in exchange for Series A Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such Series B Notes, whether or not the holder;

     - the holder is not participating in, and has no arrangement with any person to participate in, the distribution of Series B Notes within the meaning of the Securities Act; and

     - neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Herbalife or a broker-dealer tendering Series B Notes acquired directly from Herbalife.

     If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B Notes.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Series A Notes for you to make the foregoing representations.

     Herbalife will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Series B Notes pursuant to the exchange offer. Herbalife will pay or cause to be paid any transfer taxes payable on the transfer of Series A Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed materials may be obtained from the exchange agent by calling --.

                                         Very truly yours,

                                         HERBALIFE INTERNATIONAL, INC.

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